Exhibit 10.39

FIRST POTOMAC REALTY TRUST

2003 EQUITY COMPENSATION PLAN

FORM OF NONQUALIFIED SHARE OPTION AGREEMENT

This SHARE OPTION AGREEMENT, dated as of January             , 20        (the “Date of Grant”) is delivered by First Potomac Realty Trust (the “Trust”) to the individual named above (the “Grantee”).

RECITALS

A. The Trust adopted the First Potomac Realty Trust 2003 Equity Compensation Plan, as amended (the “Plan”), which provides for the grant of options to purchase common shares of beneficial interest, par value $0.001 per share, of the Trust (“Common Shares”).

B. The compensation committee of the Board of Trustees of the Trust (the “Committee”) has approved this share option grant and has determined that this grant will be issued under the Plan.

C. This Agreement, which expressly includes the header information set forth above (collectively, the Agreement), sets forth the terms of the share option grant granted to the Grantee, and the Company and the Grantee have agreed that the share option grant will be governed by the terms of this Agreement and the Plan. A copy of the Plan has been made available to Grantee on the Company’s Intranet.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Grant of Option. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Trust hereby grants to the Grantee a nonqualified share option to purchase the number of Common Shares listed above at the exercise price per Common Share listed above (the “Option”). The Option shall become exercisable according to Paragraph 2 below.

2. Exercisability of Option. The Option shall become exercisable on the following dates, if the Grantee is employed by, or providing service to, the Employer (as defined in the Plan) on the applicable date:

Date	Common Shares for Which the Option is Exercisable

FIRST POTOMAC REALTY TRUST

NONQUALIFIED STOCK OPTION AGREEMENT

The exercisability of the Option is cumulative, but shall not exceed 100% of the Common Shares subject to the Option. If the foregoing schedule would produce fractional Common Shares, the number of Common Shares for which the Option becomes exercisable shall be rounded down to the nearest whole Common Share. The Option shall be fully exercisable on January _, 20            if the Grantee remains in the continuous employ of, or provides continuous service to, the Employer from the Date of Grant until such date.

3. Term of Option.

(a) The Option shall have a term of ten years from January         , 20            and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

(b) The Option shall automatically terminate upon the happening of the first of the following events:

(i) The expiration of the 90-day period after the Grantee ceases to be employed by, or provide service to, the Employer, if the termination is for any reason other than Disability (as defined in the Plan), death or Cause (as defined in the Plan).

(ii) The expiration of the one-year period after the Grantee ceases to be employed by, or provide service to, the Employer on account of the Grantee’s Disability.

(iii) The expiration of the one-year period after the Grantee ceases to be employed by, or provide service to, the Employer, if the Grantee dies while employed by, or providing service to, the Employer or within 90 days after the Grantee ceases to be so employed or provide such services on account of a termination described in subparagraph (i) above.

(iv) The date on which the Grantee ceases to be employed by, or provide service to, the Employer for Cause. In addition, notwithstanding the prior provisions of this Paragraph 3, if the Grantee engages in conduct that constitutes Cause after the Grantee’s employment or service terminates, the Option shall immediately terminate.

Notwithstanding the foregoing, in no event may the Option be exercised after the date that is immediately before the tenth anniversary of the Date of Grant. Any portion of the Option that is not exercisable at the time the Grantee ceases to be employed by, or provide service to, the Employer shall immediately terminate.

FIRST POTOMAC REALTY TRUST

NONQUALIFIED STOCK OPTION AGREEMENT

4. Exercise Procedures.

(a) Subject to the provisions of Paragraphs 2 and 3 above, the Grantee may exercise part or all of the exercisable Option by giving the Trust a written notice of intent to exercise in the form made available to Grantee on the Company’s Intranet and in the manner provided in this Agreement, specifying the number of Common Shares as to which the Option is to be exercised. At such time as the Committee shall determine, the Grantee shall pay the exercise price (i) in cash, (ii) with the approval of the Committee, by delivering Common Shares, which shall be valued at their Fair Market Value (as defined in the Plan) on the date of delivery, or by attestation (on a form prescribed by the Committee) to ownership of Common Shares having a Fair Market Value on the date of exercise equal to the exercise price (or the portion of the exercise price to be paid by the surrender of shares or attestation), (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board or (iv) by such other method as the Committee may approve, to the extent permitted by applicable law. The Committee may impose from time to time such limitations as it deems appropriate on the use of Common Shares to exercise the Option.

(b) The obligation of the Trust to deliver Common Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as the Trust’s counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Trust may require that the Grantee (or other person exercising the Option after the Grantee’s death) represent that the Grantee is purchasing Common Shares for the Grantee’s own account and not with a view to or for sale in connection with any distribution of the Common Shares, or such other representation as the Committee deems appropriate.

(c) All obligations of the Trust under this Agreement shall be subject to the rights of the Employer as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. Subject to Committee approval, the Grantee may elect to satisfy any tax withholding obligation of the Employer with respect to the Option by having Common Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

5. Change of Control. The provisions of the Plan applicable to a Change of Control shall apply to the Option, and, in the event of a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan. Notwithstanding the preceding sentence, if a Change of Control occurs, the Grantee’s Option shall become fully exercisable on the date of the Change in Control.

6. Restrictions on Exercise. Except as the Committee may otherwise permit pursuant to the Plan, only the Grantee may exercise the Option during the Grantee’s lifetime and, after the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

FIRST POTOMAC REALTY TRUST

NONQUALIFIED STOCK OPTION AGREEMENT

7. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Common Shares, (iii) changes in capitalization of the Trust and (iv) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8. No Employment or Other Rights. The grant of the Option shall not confer upon the Grantee any right to be retained by or in the employ or service of the Employer and shall not interfere in any way with the right of the Employer to terminate the Grantee’s employment or service at any time. The right of the Employer to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

9. No Shareholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a shareholder with respect to the Common Shares subject to the Option, until certificates for Common Shares have been issued upon the exercise of the Option.

10. Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Trust may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Trust hereunder shall extend to any successors or assigns of the Trust and to the Trust’s subsidiaries, and affiliates. This Agreement may be assigned by the Trust without the Grantee’s consent.

11. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to the conflicts of laws provisions thereof.

12. Notice. Any notice to the Trust provided for in this instrument shall be addressed to the Trust in care of the Secretary at the headquarters of the Trust, and any notice to the Grantee shall be addressed to the Grantee at the current address shown on the payroll of the Employer, or to such other address as the Grantee may designate to the Employer in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

FIRST POTOMAC REALTY TRUST

NONQUALIFIED STOCK OPTION AGREEMENT

IN WITNESS WHEREOF, the Trust has caused its duly authorized officers to execute and attest this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

FIRST POTOMAC REALTY TRUST
Attest:

By:
Eric Rogers		Krista Bean Dorrian
Assistant Secretary		Vice President, Legal
Secretary

By clicking on the box above which states “I accept this grant”, I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all of the decisions and determinations of the Committee shall be final and binding.

Grantee: